Exhibit 10.2(a)

                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                           1983 RESTRICTED STOCK PLAN

         WHEREAS, an amendment to the CenturyTel, Inc. 1983 Restricted Stock Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on February 21, 2000 and ratified by the Board of Directors on February 22, 2000 to make technical and clarifying amendments to the change in control provisions contained in the Plan.

         NOW, THEREFORE, effective immediately, the Plan is hereby amended as follows:

         The second paragraph of Section 8 of the Plan entitled "Changes in Capitalization" shall be amended in its entirety to read as follows:

         Upon the occurrence of a Change in Control (as defined below), all restrictions imposed pursuant to Section 7(a) with respect to any outstanding award hereunder shall automatically lapse. A Change in Control shall mean the occurrence of any of the following events: (i) the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock of CenturyTel, Inc. ("CenturyTel"), or 30% or more of the combined voting power of CenturyTel's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this sub-item (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change in Control under sub-item
         (iii) hereof) of Common Stock directly from CenturyTel, (b) any acquisition of Common Stock by CenturyTel or its subsidiaries, (c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by CenturyTel or any corporation controlled by CenturyTel, or (c) any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change in Control under sub-item (iii) hereof; or (ii individuals who, as of January 1, 2000, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyTel's shareholders, was proved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or (iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyTel), or sale or other disposition of all or substantially all of the assets of CenturyTel (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change in Control if immediately following such Business Combination:


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         (a) the individuals and entities who were the beneficial owners of
         CenturyTel's outstanding Common Stock and CenturyTel's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and (b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust or either CenturyTel, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination of 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and (c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (iv) approval by the shareholders of CenturyTel of a complete liquidation or dissolution of CenturyTel. For purposes of the immediately preceding sentence, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

         IN WITNESS WHEREOF, CenturyTel, Inc. has executed this amendment in its corporate name as of the 17th day of April, 2000.

                                 CENTURYTEL, INC.


                                 By: /s/ R. Stewart Ewing, Jr.
                                    _______________________________
                                    R. Stewart Ewing, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer